Exhibit 99.CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333- 292201) of PIMCO Dynamic Income Opportunities Fund of our report dated August 28, 2026, relating to the financial statements and financial highlights, which appears in this Form N-CSR.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

September 3, 2026